Logo     CALIFORNIA WATER SERVICE COMPANY
Omitted  1720 North First Street - San Jose, CA 95112 4598 - (408)367-8200

Peter C. Nelson
President & Chief Executive Officer
February 15, 2006

Mr. Martin Kropelnicki
113 Chapel Hill Road
Novato, California

Dear Marty:


It gives me great pleasure to welcome you to California Water Service Company as its Vice President, Chief Financial Officer and Treasurer. You will assume your responsibilities on March 13, 2006.

Your salary has been established by the Board of Directors at $285,000 per year. As Vice President, CFO and Treasurer you will also be entitled to the benefits accorded to officers of the Company, including vacation at your discretion each year, a vehicle in accordance with the Company guidelines for officers, $75,000 in relocation expenses (move to be completed within two years), hotel expenses in San Jose until you move and other benefits as outlined in the attached summary.

In accordance with company policy we ask that you provide us with a current copy of your DMV report and participate in a drug and alcohol screening test. Cindy Wolfrum will contact you to make arrangements to accompany you to US HealthWorks.

The entire Board of Directors is looking forward to meeting you on March 22, 2006.

Please acknowledge your acceptance in writing for documentation purposes.

Sincerely,

/s/ Pete Nelson
---------------

cc: C McFarlane


$45 K grossed up per Pete Nelson on 2/17/06

/s/ M. Kropelnicki
------------------

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                        CALIFORNIA WATER SERVICE COMPANY
                            OFFICER EMPLOYEE BENEFITS


1. MEDICAL DENTAL & VISION. Two month waiting period. Premium is $16 per month per employee. $100 Medical deductible per individual - $300 maximum per family. Maternity benefits same as any other illness other than a basic $500 paid to Doctor. $3,000 basic hospitalization paid at 100%. $1,000,000 lifetime maximum with major medical paid at 80% of reasonable and customary charge. $50 Dental deductible per individual - $150 maximum per family. Dental paid at 80% of reasonable and customary charges with a maximum of $4,500 per three year period per person (three year period designated as 1/1/2006 to 12/31/2008, etc.). If employee becomes eligible in second of 3 years $3,000 benefit, eligible in 3rd year $1,500 benefit until next 3 year period. Preventative dental charges - cleaning and bite wing x-rays - 80% paid without meeting deductible. Orthodontic lifetime maximum $1,000 paid at 50% of billed amount. Vision benefits are $450 per three year period (3 year periods designated as 1/1/2006 to 12/31/2008, etc.) allowed for employees and dependents.

2. LIFE INSURANCE. Two month waiting period. Premium paid by California Water Service Company for insurance equal to one-half annual salary to a maximum of $50,000. Option for employee to purchase additional coverage in an amount of one time annual salary, one and one-half times annual salary or two times annual salary rounded to nearest $1,000 @ $0.315 per thousand, not to exceed $400,000. This coverage increase automatically with cash salary increase.

3. LONG TERM DISABILITY. Two month waiting period. Compulsory deduction @ $.89 per $100 of monthly wage up to $7,500 maximum insured wage. Totally disabled employee receives 66-2/3% of gross salary for as long as totally disabled or attainment of age 65, or later if disabled at age 62 or older after satisfying a six month waiting period.

4. RETIREMENT PLAN. Company funded plan. Participation begins at age 21. Vesting in 5 years. May retire at age 55 or anytime thereafter (must have 5 years of service unless age 65 or older). Benefits reduced for early retirement: age 55 - 26%, age 56 - 20%, age 57 - 15%, age 58 - 10%, age 59
     - 5%, age 60 with 35 years of service - full benefit. Upon retirement at age 58 or older may purchase Health Care benefits.

5. EMPLOYEE SAVINGS PLAN. Optional. May participate immediately upon hire. May contribute up to 40%, Company matches 50% of first 8%. Immediately vested in Company contributions. May withdraw only on termination, retirement, permanent disability or hardship.



                                                     /s/Martin A. Kropelnicki
                                                     2/21/06

6. HOLIDAY.  10 paid holidays,  plus 3 floating holidays (after 6 months).

          January 1, Martin Luther King Jr.'s Birthday, President Day, Memorial Day, 4th of July, Labor Day, Columbus Day, Thanksgiving, the day after Thanksgiving and December 25.

          If holiday falls on Saturday, the Company generally observes the holiday on Friday. If holiday falls on Sunday, the Company generally observes the holiday on Monday.

7. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. Company funded plan. Vesting in 5 years. May retire at age 55 or anytime thereafter (must have 5 years of service unless age 65 or older). Benefits reduced for early retirement: age 55 - 26%, age 56 - 20%, age 57 - 15%, age 58 -10%, age 59 - 5%, age 60 with
     15 years of service - full benefits.

8. DEFERRED COMPENSATION PLAN. Optional. May participate immediately upon hire. May contribute up to 50% of your Annual Base Salary.

9. EQUITY INCENTIVE PLAN. The plan provides incentive in the form of stock options, restricted stock etc.

10. EXECUTIVE SEVERANCE PLAN. The plan provides security for the officer of the Group in the event of a change in control.



Rev. 2/06







                                                     /s/Martin A. Kropelnicki
                                                     2/21/06